Exhibit 32
American Capital Agency Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
We, Malon Wilkus, Chief Executive Officer and Chair of the Board of Directors, and John R. Erickson, Executive Vice President and Chief Financial Officer of American Capital Agency Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 9, 2012	By:	/s/ MALON WILKUS
Malon Wilkus
Chair of the Board and Chief Executive Officer

Date:	May 9, 2012	By:	/s/ JOHN R. ERICKSON
John R. Erickson
Chief Financial Officer and Executive Vice President
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.